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                                                                    EXHIBIT 99.2

                                     AMENDMENT

                                         TO

                  VALLE DE ORO BANK, N. A. 1982 STOCK OPTION PLAN


     This AMENDMENT to VALLE DE ORO BANK, N. A. 1982 STOCK OPTION PLAN (the "Amendment"), dated as of this 17th day of March, 1999 is made by the Board of Directors of Valle de Oro Bank, N.A.

                                      WITNESSETH:

     WHEREAS, Valle de Oro Bank, N.A. (the "Bank") is in the process of organizing a one-bank holding company; and

     WHEREAS, the one-bank holding company will be called Valley National Corporation (the "Company") and the Bank will be a wholly-owned subsidiary of the Company; and

     WHEREAS, the VALLE DE ORO BANK, N. A. 1982 STOCK OPTION PLAN (the "Plan") was adopted by the Board of Directors, approved by the Shareholders of the Bank, and the organization of a one-bank holding company was not contemplated at that time; and

     WHEREAS, the Board desires to amend the Plan in light of the formation of the one-bank holding company by the Bank; and

     WHEREAS, Section 9 of the Plan provides that the Board of Directors of the Bank may amend the Plan, however the Board of Directors can not, without the approval of the shareholders of Valle de Oro Bank, N.A. and the approval of the Comptroller of the Currency (i) increase the maximum number of shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in Paragraph 5(a) of the Plan; (iii) extend the period during which options may be granted or exercised, or (iv) amend the requirements as to the class of officers or employees eligible to receive options. In addition, Section 9 of the Plan provides that the Board of Directors of the Bank can not make any amendment that would adversely affect the rights of an officer or employee to whom an option has been granted without the consent of such officer or employee that would be adversely affected; and

     WHEREAS, the Board of Directors of the Bank is not making any amendment that would (i) increase the maximum number of shares for which options may be granted under the Plan; (ii) change the computation as to minimum option prices set forth in Paragraph 5(a) of the Plan; (iii) extend the period during which options may be granted or exercised, or (iv) amend the requirements as to the class of officers or employees eligible to receive options. In addition, the Board of Directors of the Bank is not making any amendment that would adversely affect the rights of an officer or employee to whom an option has been granted.

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     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend said Plan as follows:

     The name of the Plan shall be Valley National Corporation 1982 Stock Option Plan.

     IN WITNESS WHEREOF, the Board of Directors of Valle de Oro Bank, N.A. have caused this Amendment to be executed as of the date first above written.





/s/ James F. Carroll                   /s/ Philip J. Gelber, M.D.
-----------------------------------    ------------------------------------
James F. Carroll, Director              Philip J. Gelber, M.D. Director



/s/ Samuel M. Ciccati                  /s/ C.K. Hill
-----------------------------------    ------------------------------------
Samuel M. Ciccati, Ph. D. Director      C.K. Hill, O.D. Director



/s/ Obert D. "Dale" Conway             /s/ Janet L. Johnson
-----------------------------------    ------------------------------------
Obert D. "Dale" Conway, Director        Janet L. Johnson, Director



/s/ William V. Ehlen                   /s/ Lloyd E. Peterson
-----------------------------------    ------------------------------------
William V. Ehlen, Director              Lloyd E. Peterson, Director


/s/ Myron D. Fessler                   /s/ Joseph G. Vehige
-----------------------------------    ------------------------------------
Myron D. Fessler, M.D. Director         Joseph G. Vehige, Director


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